As filed with the Securities and Exchange Commission on April __, 2000

                           Registration No. 333-_____

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           MAS Acquisition XLVI Corp.
--------------------------------------------------------------------------------
                (Name of small business issuer in its charter)

      Indiana                        6770                       35-2089865
----------------------    ----------------------------   -----------------------
(State or jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or       Classification Code Number)     Identification No.)
 organization)


       1710 E. Division St., Evansville, Indiana 47711 (812) 479-7266
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


       1710 E. Division St., Evansville, Indiana 47711 (812) 479-7266
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


   Aaron Tsai, 1710 E. Division St., Evansville, Indiana 47711 (812) 479-7266
--------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and
list the Securities  Act  registration   statement   number  of  the  earlier
effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

==============================================================================
Title of Each Class of    Amount        Proposed     Proposed    Amount of
Securities Being          Being         Maximum      Maximum     Registration
Registered                Registered    Offering     Aggregate   Fee
                                        Price Per    Offering
                                        Unit (1)     Price(1)
------------------------------------------------------------------------------
Shares of Common Stock    8,519,900     $.01         $85,199     $22.49

------------------------------------------------------------------------------
TOTAL                                                $85,199     $22.49

==============================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             Cross Reference Sheet
                     Showing the Location In Prospectus of
                  Information Required by Items of Form SB-2


 Part I.    Information Required in Prospectus

Item
No.          Required Item                         Location or Caption
----         -------------                         --------------------

 1.          Front of Registration Statement       Front of Registration
             and Outside Front Cover of            Statement and Outside
             Prospectus                            Front Cover of Prospectus

 2.          Inside Front and Outside Back         Inside Front Cover Page
             Cover Pages of Prospectus             of Prospectus and Outside
                                                   Front Cover Page of
                                                   Prospectus

 3.          Summary Information and Risk          Prospectus Summary;
             Factors                               Risk Factors

 4.          Use of Proceeds                       Not Applicable

 5.          Determination of Offering             Not Applicable
             Price

 6.          Dilution                              Not Applicable

 7.          Selling Security Holders              Selling Security Holders
                                                   and Plan of Distribution

 8.          Plan of Distribution                  Selling Security Holders
                                                   and Plan of Distribution

 9.          Legal Proceedings                     Legal Proceedings

10.          Directors, Executive Officers,        Management
             Promoters and Control Persons

11.          Security Ownership of Certain         Principal Stockholders
             Beneficial Owners and Management

12.          Description of Securities             Description of Securities

13.          Interest of Named Experts and         Legal Matters; Experts
             Counsel

14.          Disclosure of Commission Position     Management -
             on Indemnification for Securities     Indemnification of
             Act Liabilities                       Directors and Officer

15.          Organization Within Last              Certain Transactions
             Five Years

16.          Description of Business               The Company

17.          Management's Discussion               The Company - Plan of
             and Analysis or Plan of               Operation
             Operation

18.          Description of Property               The Company - Property

19.          Certain Relationships and Related     Certain Transactions
             Transactions

20.          Market for Common Stock and           Market for Common Stock
             Related Stockholder Matters           and Related Stockholders
                                                   Matters

21.          Executive Compensation                Management

22.          Financial Statements                  Financial Statements

23.          Changes in and Disagreements          Changes in and Disagreements
             with Accountants on Accounting        with Accountants on
             and Financial Disclosure              Accounting and Financial
                                                   Disclosure

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SELLING STOCKHOLDER

PROSPECTUS

                            SUBJECT TO COMPLETION

                           MAS Acquisition XLVI Corp.

                       8,519,900 Shares of Common Stock

     This Prospectus relates to the sale of 8,519,900 shares of common stock of MAS Acquisition XLVI Corp. issued to all of the existing stockholders of the Company.

     All shares registered are to be offered by the selling stockholders. We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

     Prior to the offering, no public market has existed for shares of our common stock. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We hope to have our common stock quoted on the OTC Bulletin Board.

     The selling stockholders have not entered into any underwriting arrangements. The sale of the shares by the selling stockholders may occur in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, and sales to one or more dealers for transfer of the shares as principals, at market prices prevailing at the time of transfer, or at negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with the sales of the common stock. The selling stockholders may transfer some or all of the common stock in exchange for consideration other than cash, or for no consideration, in the selling stockholders' sole discretion. This prospectus may be used by the selling stockholders to transfer the common stock to affiliates of the selling stockholders.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment (see "Risk Factors" for special risks concerning us and the offering).

                 The date of the Prospectus is          , 2000.

     We have filed with the SEC under the Securities Act, a registration statement with respect to the common stock. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. You should be aware that copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of the referenced information if you contact us at 1710 E. Division St., Evansville, IN 47711 Attention: President, telephone
(812) 479-7266.

     Sixty days after the filing date of our prior Form 10-SB registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. Our filings may be inspected and copied without charge at the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which are publicly available through the SEC's Internet World Wide Web site (http://www.sec.gov).

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report containing audited financial statements examined and reported upon by an independent certified public accountant relating to our operations. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our year - end is December 31.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE INFORMATION OR TO MAKE REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN OUR AFFAIRS SINCE THE DATE OF THE PROSPECTUS. HOWEVER, WE DO NOT CONSIDER ANY CHANGES THAT MAY HAVE OCCURRED MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGE IN OUR AFFAIRS, WE WILL FILE A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT DESCRIBING THE CHANGES.

                              TABLE OF CONTENTS


                                                                  Page
                                                                  ----

PROSPECTUS SUMMARY.............................................

SUMMARY FINANCIAL INFORMATION..................................

RISK FACTORS...................................................

THE COMPANY ...................................................

MANAGEMENT.....................................................

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS........

CERTAIN TRANSACTIONS...........................................

PRINCIPAL STOCKHOLDERS.........................................

DESCRIPTION OF SECURITIES......................................

SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION..............

LEGAL PROCEEDINGS .............................................

LEGAL MATTERS..................................................

EXPERTS........................................................

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
CAUTIONARY STATEMENTS..........................................

FINANCIAL STATEMENTS...........................................

                             PROSPECTUS SUMMARY

     We are incorporated under the laws of the State of Indiana on January 6, 1997 as a vehicle to acquire or merge with a business. Our management believes that our characteristics as a reporting public shell company will make us an attractive combination candidate.

     We maintain our mailing address at 1710 E. Division Street., Evansville, IN 47711. Our phone number is (812) 479-7266.

The Offering        The  selling   shareholders  may  sell  a  total  of  up  to
                    8,519,900 shares of common stock.

                    The shares may be sold at market prices or other negotiated prices. In addition, the selling shareholders may, in their sole discretion, transfer the shares in exchange for consideration other than cash or for no consideration. The selling shareholders have not entered into any underwriting arrangements for the sale of the shares. See "Selling Security Holders and Plan of Distribution".

                    We will not receive any proceeds from the sale of common stock by the selling shareholders.

Common Stock
outstanding
after the
Offering            8,519,900 shares

                   SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.

                               As Of
                        December 31, 1999
                        -----------------
     Balance Sheet Data
     Total Asset               $ 36
     Common Stock               111
     Deficit accumulated
       during the development
       stage                    (75)
     Total Shareholders'
       equity                    36

                          RISK FACTORS

     NO OPERATING HISTORY, REVENUE AND ASSETS. The Company has had no operating history nor any revenues or earnings from operations.
The Company has little or no tangible assets or financial resources. The Company will, in all likelihood, continue to sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

     SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

     STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES Transferability of the shares of Common Stock of the Company is very limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the initial sale and subsequent resale of securities of "blank check" companies such as the Company within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities of the Company for sale or resale in their states. Because of these regulations, the Company currently has no plan to register any securities of the Company with any state. To ensure that any state laws are not violated through the reales of the securities of the Company, the Company will refuse to register the transfer of any securities of the Company, to residents of any state, which prohibit such resale or if no exemption is available for such resale. It is not anticipated that a secondary trading market for the Company's securities will develop in any state until subsequent to consummation of a Business Combination, if at all.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

     NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION -
NO STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

     CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY.
While seeking a business combination, Aaron Tsai, President of the Company anticipates devoting up to ten hours per month to the business of the Company. Aaron Tsai will be the only person responsible in conducting the day to day operations of the company including searches, evaluations, and negotiations with potential merger or acquisition candidates. The Company has not entered into any written employment agreement with Aaron Tsai and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on Aaron Tsai. The loss of the services of Aaron Tsai would adversely affect development of the Company's business and its likelihood of continuing operations. See "MANAGEMENT."

     CONFLICTS OF INTEREST - GENERAL. Aaron Tsai may in the future participate in business ventures which could be deemed to compete directly with the Company. Aaron Tsai is serving as officer and director of a number of other blank check companies. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's current and future officers or directors are involved in the management of any firm with which the Company transacts business.

     LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

     LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with a business opportunity. Consequently, the Company's activities may be limited to those engaged in by business opportunities which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

     The Company is not an "investment adviser" under the Federal Investment Adviser Act of 1940, which classification would involve a number of negative considerations. Accordingly, the Company will not furnish or distribute advice, counsel, publications, writings, analysis or reports to anyone relating to the purchase or sale of any securities within the language, meaning and intent of Section 2(a)(11) of the Investment Adviser Act of 1940, 15 U.S.C.

     PENNY STOCK. Until the Company's shares qualify for inclusion in the Nasdaq system, the trading of the Company's securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the securities offered.

     Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for continued NASDAQ eligibility. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets or $35,000,000 in market capitalization or $500,000 net income in latest fiscal year or 2 of last 3 fiscal years, a $1,000,000 market value of its publicly-traded securities and 500,000 shares in public float. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share.

     Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

     PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's Common Shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's Common Shares held by them, or resign as members of the Board of Directors of the Company. The resulting change in control of the Company could result in the removal of Aaron Tsai and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

     POTENTIAL REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a private concern which, depending on the terms of merger or acquisition, may result in the Company issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued Common Shares of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management of the Company.

     DISADVANTAGES OF BLANK CHECK OFFERING. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

     TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

     REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES. Section 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

                           THE COMPANY

DESCRIPTION OF BUSINESS

     MAS Acquisition XLVI Corp. (the "Company"), was incorporated on January 6, 1997 in the State of Indiana, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to the Articles of Incorporation, the Company is authorized to issue 80,000,000 shares of Common Stock at $.001 par value and 20,000,000 shares of Preferred Stock at $.001 par value. Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held. The Preferred Stock may be divided into Series or Classes by the management of the Company upon the approval of a majority vote of the Directors of the Company. As of the date of this prospectus, there are 8,519,900 shares of Common Stock and no shares of Preferred Stock outstanding.

     The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its shareholders, the Company never commenced any operational activities. As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors of the Company has elected to commence implementation of the Company's principal business purpose, described below under "PLAN OF OPERATION". Any business combination or transaction may potentially result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

     The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. The Company has distributed shares of its common stock as gift without any cash considerations to non-U.S. persons in reliance on Regulation S.

PLAN OF OPERATION

     The Company intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Company has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of the Company's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions on behalf of the Company with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement. The Company's officers, directors, promoters or affiliates are engaged in contacting or discussing on behalf of many other public shell companies with representatives of many companies regarding the possibility of acquisition or merger between the public shell companies and such other companies.

EMPLOYEES

     The Company has no full time or part time employees.  Aaron
Tsai has agreed to allocate a portion of his time to the activities of the Company, without compensation. The Company anticipates that the business plan of the Company can be implemented through the efforts of Aaron Tsai, President of the Company, devoting up to 10 hours per month to the business affairs of the Company, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer.

     Aaron Tsai has been and is currently involved with other "blank check" companies. Aaron Tsai may, in the future, become involved with other companies which have business purpose similar to that of the Company. As a result, additional potential conflicts of interest may arise in the future. If such a conflict does arise and an officer or director of the Company is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to the Company or another "blank check" company they are affiliated with, they will disclose the opportunity to all such companies. If a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company has no preference as to which company will merge or acquire such target company, the company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction. See "MANAGEMENT."

GENERAL BUSINESS PLAN

     The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "FINANCIAL STATEMENTS." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     The Company may advertise and promote the Company in newspaper, magazines and on the Internet. The Company has not yet prepared any notices or advertisement.

     The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, Aaron Tsai, who may not be considered a professional business analyst. Aaron Tsai, President of the Company will be the key person in the search, review and negotiation with potential acquisition or merger candidates. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's officer and director, or by the Company's shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company do not expect to meet personally with management and key personnel of the business opportunity as part of their investigation due to lack of capital.
To the extent possible, the Company intends to utilize written reports and investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

     Aaron Tsai has experience in managing companies similar to the Company and shall rely upon his own efforts and, to a much lesser extent, the efforts of the Company's shareholder, in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no contracts or agreements with any outside consultants and none are anticipated in the future.

     The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

     It is anticipated that the Company will incur nominal expenses in the implementation of its business plan described herein.
Because the Company has no capital with which to pay these anticipated expenses, Aaron Tsai agreed to pay these charges with his personal funds, as interest free loans to the Company. However, the only opportunity which management has to have these loans repaid will be from a prospective merger or acquisition candidate. Management has agreed that the repayment of any loans made on behalf of the Company will not impede, or be made conditional in any manner, to consummation of a proposed transaction.

ACQUISITION OF OPPORTUNITIES

     In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any terms of sale of the shares presently held by officers and/or directors of the Company will not be afforded to all other shareholders of the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

     It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws.
In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

     While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of such shareholders.

     As part of the Company's investigation, officers and directors of the Company may personally meet with management and key personnel, may visit and inspect material facilities, obtain analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise. The manner in which the Company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the Company and other parties, the management of the opportunity and the relative negotiation strength of the Company and such other management.

     With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

     The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 1934 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company. If such transaction is voided, the agreement may also contain a provision providing for the acquisition entity to reimburse the Company for all costs associated with the proposed transaction.

     The Company does not intend to make any loans to any prospective acquisition or merger candidates or to unaffiliated third parties. The Company may make loans only to prospective acquisition or merger candidates only when such fund is available, the Company has entered into an acquisition or merger agreement and making a loan to the acquisition or merger candidate is beneficial to the Company. The criteria that will be used in determining whether to make loans is the availability and the need of cash by the acquisition or merger candidate in order to complete the acquisition or merger. The loan may be either secured or non-secured depending on the result of negotiation and there is no limitations as to the amounts that may be loaned.

     The Company does not intends to provide the Company's security holders with any complete disclosure documents, including audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

COMPETITION

     The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

PROPERTY.

     The Company currently maintains a mailing address at 1710 E. Division St., Evansville, Indiana 47711, which is the address of its parent Company, MAS Capital Inc. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein.

                             MANAGEMENT

OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning each of the Company's directors and executive officers:

     Name           Age	      Position
     Aaron Tsai     30        Chairman of the Board, President, Chief
                              Executive Officer, and Treasurer

     Aaron Tsai has served as President, Chief Executive Officer,
Treasurer and a Director of the Company since November, 1999. Mr. Tsai is President and Director and may hold or held other positions in the following companies since their inception, which are in parenthesis after the company names: MAS Capital Inc. (September 1999), a venture capital and emerging Internet investment banking firm with operating and public shell companies as subsidiaries. MAS Financial Corp.(August 1995), a financial consulting firm specializing in reverse merger transactions and provides financial advisory services to public and private companies. MASX.com Inc. (February
1999) intends to develope an electronic stock trading facility. As of the date of this filing, MASX has not yet filed applications with the SEC and NASD to become a broker-dealer. MAS Trade.net Inc. (September 1999) is registered with the SEC to become a broker-dealer. The SEC registration is contingent upon NASD membership. As of the date of this filing, MAS Trade has not yet filed application for NASD membership. Aimex Camera Corp. (December 1996), Aimex Distributing Corp. (October 1996) and Aimex Marketing Corp. (October 1996) are in the wholesale distribution of point-and-shoot cameras and inexpensive binoculars. Aimex Distributing Corp. and Aimex Marketing Corp. are currently inactive.

     Aaron Tsai has previously served as President, Chief Executive Officer, Treasurer and a Director since inception and is serving the same positions since March 1999 for MAS Acquisition X Corp. (October 1996).

     Aaron Tsai is serving as President, Chief Executive Officer, Treasurer and a Director of the following blank check companies on or after November 1999 for the following companies named in consecutive Roman numerals:

     * MAS Acquisition XXI Corp. through MAS Acquisition CI Corp.
       (21 through 101) All were incorporated in January 1997.

     * MAS Capital I Corp. through MAS Capital X Corp. (1 through 10) All were incorporated in October 1999.

     * MAS Capital XI Corp. through MAS Capital L Corp. (1 through 50) All were incorporated in March 2000.

     Mr. Tsai is Vice President and Director of Hunan Restaurant of Indiana, Inc. (April 1996) and Hunan Restaurant of Boonville, Inc. (November 1996). Both companies were Chinese restaurants and are currently inactive.

     Mr. Tsai was President and Director of following companies: American Multimedia, Inc. from June 1994 to March 2000. American Multimedia was a distributor of multimedia add-on peripherals for personal computers. Aimex Imaging Corp. from November 1995 to March 2000. Aimex Imaging was company intended to distribute multi-functional office equipments.

     Mr. Tsai was President and Director of Aimex International Corporation, ("AIC") from April 1996 to March 1998. AIC was the holding company of American Multimedia, Inc., Aimex Imaging Corp., Aimex Camera (HK) Limited, and Aimex Capital/Finance, Ltd. AIC subsequently became BTC Financial Services. Mr. Tsai was President and Director of both Aimex Camera (HK) Limited ("AHK") (May 1995) and Aimex Capital/Finance, Ltd. (January 1996) ("ACF") since their inception to December 1998. AHK was intended to be an exporter of point-and-shoot cameras from Hong Kong and ACF was intended to be a company providing financing to AIC. Mr. Tsai has been President and Director of Multi Access Systems, Inc. (April 1993)("MASI") since inception to March 1997. MASI was intended to be a computer multimedia company.
Mr. Tsai has served as President, Chief Executive Officer and a Director of Aimex Camera Inc. (November 1990) ("ACI") since inception to December 1997 and President and a Director of Auto Stack Pacific Rim Ltd. ("ASP") from January 1999 to August 1999. ACI was an international camera company distributing worldwide, under Aimex and Rioka brands as well as under private labels, a complete line of 35mm cameras from point-and-shoot cameras and 80mm power zoom cameras. ACI was formed to market or build a patented, automated multi-level parking system licensed by Auto Stack International in Asia.

     The Officer and Director identified in above table is the Company's only promoter.

     The SEC reporting blank check companies that Aaron Tsai served or is serving as President and Director are listed in following table:

                                            File         Date
Incorporation Name            Form type    Number     of Filing(3)  Status(1)
--------------------------   -----------   -------   ------------   ---------
MAS Acquisition I Corp.       Form 10-SB   0-28772   Sep 4, 1996     Merged
MAS Acquisition II Corp.(2)      n/a         n/a         n/a         Merged
MAS Acquisition III Corp.     Form 10-SB   0-24897   Sep 16, 1998    Merged
MAS Acquisition IV Corp.(2)      n/a         n/a         n/a         Merged
MAS Acquisition V Corp.(2)       n/a         n/a         n/a         Merged
MAS Acquisition VI Corp.      Form 10-SB   0-23947   Mar 26, 1998    Merged
MAS Acquisition VII Corp.     Form 10-SB   0-25879   Apr 27, 1999    Merged
MAS Acquisition VIII Corp.    Form 10-SB   0-25881   Apr 27, 1999    Merged
MAS Acquisition IX Corp.      Form 10-SB   0-25791   Apr 15, 1999    Merged
MAS Acquisition X Corp.       Form 10-SB   0-25795   Apr 15, 1999      No
MAS Acquisition XI Corp.      Form 10-SB   0-25797   Apr 15, 1999    Merged
MAS Acquisition XII Corp.     Form 10-SB   0-25883   Apr 27, 1999    Merged
MAS Acquisition XIII Corp.    Form 10-SB   0-27155   Aug 27, 1999    Merged
MAS Acquisition XIV Corp.     Form 10-SB   0-27157   Aug 27, 1999    Merged
MAS Acquisition XV Corp.      Form 10-SB   0-27159   Aug 27, 1999    Merged
MAS Acquisition XVI Corp.     Form 10-SB   0-27161   Aug 27, 1999    Merged
MAS Acquisition XVII Corp.    Form 10-SB   0-27165   Aug 30, 1999    Merged
MAS Acquisition XVIII Corp.   Form 10-SB   0-27167   Aug 27, 1999    Merged
MAS Acquisition XIX Corp.     Form 10-SB   0-27171   Aug 30, 1999    Merged
MAS Acquisition XX Corp.      Form 10-SB   0-27173   Aug 30, 1999    Merged
MAS Acquisition XXI Corp.(2)     n/a         n/a         n/a           No
MAS Acquisition XXII Corp.    Form 10-SB   0-28929   Jan 18, 2000      No
MAS Acquisition XXIII Corp.   Form 10-SB   0-28931   Jan 18, 2000      No
MAS Acquisition XXIV Corp.    Form 10-SB   0-28933   Jan 18, 2000      No
MAS Acquisition XXV Corp.     Form 10-SB   0-28935   Jan 18, 2000      No
MAS Acquisition XXVI Corp.    Form 10-SB   0-28939   Jan 18, 2000      No
MAS Acquisition XXVII Corp.   Form 10-SB   0-28943   Jan 18, 2000      No
MAS Acquisition XXVIII Corp.  Form 10-SB   0-28945   Jan 18, 2000      No
MAS Acquisition XXIX Corp.    Form 10-SB   0-28949   Jan 18, 2000      No
MAS Acquisition XXX Corp.     Form 10-SB   0-28957   Jan 18, 2000      No
MAS Acquisition XXXI Corp.    Form 10-SB   0-28961   Jan 18, 2000      No
MAS Acquisition XXXII Corp.   Form 10-SB   0-28965   Jan 18, 2000      No
MAS Acquisition XXXIII Corp.  Form 10-SB   0-28967   Jan 18, 2000      No
MAS Acquisition XXXIV Corp.   Form 10-SB   0-28969   Jan 18, 2000      No
MAS Acquisition XXXV Corp.    Form 10-SB   0-28971   Jan 18, 2000      No
MAS Acquisition XXXVI Corp.   Form 10-SB   0-28975   Jan 18, 2000      No
MAS Acquisition XXXVII Corp.  Form 10-SB   0-28987   Jan 19, 2000      No
MAS Acquisition XXXVIII Corp. Form 10-SB   0-28979   Jan 18, 2000      No
MAS Acquisition XXXIX Corp.   Form 10-SB   0-28983   Jan 19, 2000      No
MAS Acquisition XL Corp.      Form 10-SB   0-28989   Jan 19, 2000      No
MAS Acquisition XLI Corp.     Form 10-SB   0-28991   Jan 19, 2000      No
MAS Acquisition XLII Corp.    Form 10-SB   0-28993   Jan 19, 2000      No
MAS Acquisition XLIII Corp.   Form 10-SB   0-28995   Jan 19, 2000      No
MAS Acquisition XLIV Corp.    Form 10-SB   0-28997   Jan 19, 2000      No
MAS Acquisition XLV Corp.     Form 10-SB   0-28999   Jan 19, 2000      No
MAS Acquisition XLVI Corp.    Form 10-SB   0-29001   Jan 19, 2000      No
MAS Acquisition XLVII Corp.   Form 10-SB   0-29003   Jan 19, 2000      No
MAS Acquisition XLVIII Corp.  Form 10-SB   0-29005   Jan 19, 2000      No
MAS Acquisition XLIX Corp.    Form 10-SB   0-29007   Jan 19, 2000      No
MAS Acquisition L Corp.       Form 10-SB   0-29009   Jan 19, 2000      No
MAS Acquisition LI Corp.      Form 10-SB   0-29017   Jan 19, 2000      No
-----------------------------------------------------------------------------
(1) Under Merger Status "Merged" represents either a merger or an acquisition has occurred or the company ceased to be a blank check company by operating a specific business and "No" represents that the company is currently seeking a merger or acquisition candidate. More detailed information for each merger is disclosed in following paragraphs.

(2) These non-reporting companies are included for information purposes only. The purpose is to show continuity because these companies are incorporated with consecutive names.

(3) On the 61th day of filing, each company becomes subject to the reporting requirements under the Securities Exchange Act of 1934.

     In December 1997 MAS Acquisition I Corp. ("MAS-I") merged with Sloan Electronics, Inc. ("Sloan") and renamed to Sloan Electronics, Inc. ("SEI"). SEI is a manufacturer of electronics monitoring devices. Pursuant to the Agreement of Merger, MAS-I issued 8,227,070 shares of Common Stock in exchange for 3,561,500 shares of Common Stock of Sloan and Aaron Tsai returned 7,680,083 shares of Common Stock to MAS-I for cancellation. Subsequent to the merger, Mr. Tsai received 100,000 shares of Common Stock for consulting services provided by his company, MAS Financial Corp. SEI subsequently changed its name to Salient Cybertech, Inc. ("SCI"). Mr. Tsai currently is a non-affiliated shareholder of SCI. SCI is currently a SEC reporting company.

     In September 1997 MAS Acquisition II Corp. renamed to ThermoTek Environmental, Inc. ("TEI") and issued 900,000 shares of Common Stock and a non-interest bearing note for $25,000 to WERE International, Inc. to acquire exclusive rights to Apparatus for Converting Waste Materials to Gaseous and Char Materials, US Patent Number 5,104,490. TEI is in the business of licensing waste material recycling technology. Mr. Tsai currently is an affiliated shareholder. TEI is not currently a SEC reporting company and has not filed Form 10 or Form 10-SB.

     In March 1999 MAS Acquisition III Corp. ("MAS-III") merged with SurgiLight, Inc. ("SLI") and renamed to SurgiLight, Inc. ("SurgiLight"). SurgiLight is a manufacturer and retail operator of laser eye surgery equipments. Pursuant to the Agreement of Merger, MAS-III issued 10,394,330 shares of Common Stock for 10,394,330 shares of Common Stock of SLI and Aaron Tsai returned 7,500,000 shares of Common Stock to MAS-III for cancellation. SLI agreed to pay MAS Financial Corp. $100,000 finder's fee and MAS Financial Corp. agrees to pay up to $65,000 in merger related expenses. Mr. Tsai currently is a non-affiliated shareholder of SurgiLight and may provide consulting services through MAS Financial Corp. SurgiLight is currently a SEC reporting company.

     In July 1997, MAS Acquisition IV Corp. renamed to Aimex Distributing Corp. and in July 1997, MAS Acquisition V renamed to Aimex Marketing Corp. Both Aimex Distributing Corp. and Aimex Marketing Corp. markets and distributes cameras. Currently, Aaron Tsai is President, Director and principle shareholder of these two companies. These two companies are not currently SEC reporting companies and have not filed Form 10 or Form 10-SB.

     In March 1999 MAS Acquisition VI Corp. ("MAS-VI") acquired 88.65% of CoalCorp Pty Ltd ("Coal") and renamed to Nu Energy Inc. ("NEI"). Pursuant to the Stock Exchange Agreement, MAS-VI issued 1,301,823 shares of Common Stock for 23,432,786 shares of Coal and issued 359,995 shares of Common Stock to Aaron Tsai as compensation. Mr. Tsai currently is a non-affiliated shareholder of NEI and his company, MAS Financial Corp., provides consulting services to NEI and NEI agreed to pay MAS Financial Corp. a total of $11,000. NEI is currently a SEC reporting company.

     In August 1999 MAS Acquisition VII Corp. ("MAS-VII") merged with Dimgroup, Inc. ("DIM") and renamed to Dimgroup.com Inc. ("DGI"). Pursuant to the Stock Exchange Agreement, MAS-VII issued 7,667,820 shares of Common Stock for 4,500 shares of Common Stock of DIM and Aaron Tsai returned 7,667,820 shares of Common Stock to MAS-VII for cancellation. DIM agreed to pay MAS Financial Corp. a total of $135,000 in consulting fee. Mr. Tsai currently is a non-affiliated shareholder of DGI. MAS Financial Corp. currently provides consulting services to DGI. DGI is currently a SEC reporting company.

     In September 1999 MAS Acquisition VIII Corp. ("MAS-VIII") merged with NetStaff, Inc. ("NETS") and renamed to NetStaff, Inc. ("NTSF"). Pursuant to the Stock Exchange Agreement, MAS VIII issued 8,505,000 shares of Common Stock for 1,669,505 shares of Common Stock of NETS and Aaron Tsai returned 8,505,000 shares of Common Stock to MAS-VIII for cancellation. A consultant of NETS agreed to pay MAS Financial Corp. a total of $150,000 in consulting fee. Mr. Tsai currently is a non-affiliated shareholder of NTSF. NTSF is currently a SEC reporting company.

     In November 1999 MAS Acquisition IX Corp. ("MAS-IX") merged with Airtrax, Inc. ("AITX"). Pursuant to the Agreement and Plan of Merger, AITX issued 114,867 shares of Common Stock in exchange for 8,519,800 shares of Common Stock of MAS-IX. AITX agreed to pay MAS Financial Corp. a total of $50,000 in consulting fee. Mr. Tsai currently is a non-affiliated shareholder of AITX. AITX is currently a SEC reporting company.

     In January 2000 MAS Acquisition XI Corp. ("MAS-XI") merged with Bluepoint Software Co., Ltd ("BSC") and renamed to Bluepoint Linux
Software Corp. ("BLPT"). Pursuant to the Plan and Agreement of Reorganization MAS-XI issued 15,500,000 shares of Common Stock for all of the shares of Common Stock of BSC and MAS Capital Inc., returned 8,203,133 shares of Common Stock to MAS-XI for cancellation. Mr. Tsai currently is an affiliated shareholder of BLPT and will become a non-affiliated shareholder of BLPT, 90 days after his resignation as an officer/director. BLPT is currently a SEC reporting company.

     In November 1999 MAS Acquisition XII Corp. ("MAS-XII") merged with Netserv Caribbean Limited ("NETSERV") and renamed to Netserv
Communications Inc. ("NETC"). Pursuant to the Stock Exchange Agreement. MAS-XII issued 4,912,400 shares of Common Stock for 6,412,400 shares of Common Stock of NETSERV and MAS Capital Inc.returned 8,220,833 shares of Common Stock to MAS-XII for cancellation. NETSERV agreed to pay MAS Financial Corp. a total of $200,000 in consulting fee. Mr. Tsai currently is a non-affiliated shareholder of NETC. NETC is currently a SEC reporting company.

     In December 1999 MAS Acquisition XIII Corp. ("MAS-XIII") acquired LoanRates Online, Inc. ("LOAN") as a wholly owned subsidiary and renamed to LoanRates Online.com, Inc. ("LROC"). Pursuant to the Plan and
Agreement of Reorganization, MAS-XIII issued 8,627,000 shares of Common Stock for all of the issued and outstanding shares of LOAN and MAS
Capital Inc. returned 8,215,000 shares of Common Stock to MAS-XIII for cancellation. A consultant of LOAN agreed to pay MAS Financial Corp. a total of $90,000 in consulting fee. Mr. Tsai currently is a non-affiliated shareholder of LROC. MAS Financial Corp. currently provides consulting services to LROC. LROC is currently a SEC reporting company.

     In March 2000 MAS Acquisition XIV Corp. ("MAS-XIV") were acquired by PDC Innovative Industries, Inc ("PDCI") through MRC Legal Services Corporation. ("MRC") Pursuant to the Shell Acquisition and Stock Purchase Agreement, MAS Capital Inc. sold 8,250,000 shares of Common Stock of MAS-XIV for $80,000 to MRC. In addition MRC agreed to pay MAS Capital Inc. 250,000 shares of common stock of PDCI for consulting services. Mr. Tsai currently is an affiliated shareholder PDCI and will become a non-affiliated shareholder 90 days after his resignation as an officer/director. PDCI is currently a SEC reporting company.

     In February 2000 MAS Acquisition XV Corp. ("MAS-XV") were acquired by National Rehab Properties, Inc. ("NRPI") through MRC Legal Services Corporation. ("MRC") Pursuant to the Shell Acquisition and Stock Purchase Agreement, MAS Capital Inc. sold 8,250,000 shares of Common Stock of MAS-XV for $80,000 to MRC. In addition MRC agreed to pay MAS Capital Inc. 125,000 shares of common stock of NRPI for consulting services. Mr. Tsai currently is an affiliated shareholder NRPI and will become a non-affiliated shareholder 90 days after his resignation as an officer/director. NRPI is currently a SEC reporting company.

     In February 2000 MAS Acquisition XVI Corp. ("MAS-XVI") were acquired by Payforview.com Corp. ("PAYV") through MRC Legal Services Corporation. ("MRC") Pursuant to the Shell Acquisition and Stock Purchase Agreement, MAS Capital Inc. sold 8,250,000 shares of Common Stock of MAS-XVI for $80,000 to MRC. In addition MRC agreed to pay MAS Capital Inc. 50,000 shares of common stock of PAYV for consulting services. Mr. Tsai currently is an affiliated shareholder PAYV and will become a non-affiliated shareholder 90 days after his resignation as an officer/director. PAYV is currently a SEC reporting company.

     In March 2000 MAS Acquisition XVII Corp. ("MAS-XVII") were acquired by Tianrong Internet Products and Services, Inc. ("TIPS") Pursuant to the Stock Purchase Agreement, MAS Capital Inc. sold 8,250,000 shares of Common Stock of MAS-XVII for $200,000. Mr. Tsai currently is an affiliated shareholder TIPS and will become a non-affiliated shareholder 90 days after his resignation as an officer/director. TIPS is currently a SEC reporting company.

     In March 2000 MAS Acquisition XVIII Corp. ("MAS-XVIII") were acquired by Tianrong Building Material Holdings, Ltd. ("TNRG") Pursuant to the
Stock Purchase Agreement, MAS Capital Inc. sold 8,250,000 shares of Common Stock of MAS-XVIII for $200,000. Mr. Tsai currently is an affiliated shareholder TNRG and will become a non-affiliated shareholder 90 days after his resignation as an officer/director. TNRG is currently a SEC reporting company.

     In March 2000 MAS Acquisition XIX Corp. ("MAS-XIX") were acquired by Pinnacle Business Management, Inc. ("PCBM") through MRC Legal Services Corporation. ("MRC") Pursuant to the Shell Acquisition and Stock Purchase Agreement, MAS Capital Inc. sold 8,250,000 shares of Common Stock of MAS-XIX for $80,000 to MRC. In addition MRC agreed to pay MAS Capital Inc. 400,000 shares of common stock of PCBM for consulting services. Mr. Tsai currently is an affiliated shareholder PCBM and will become a non-affiliated shareholder 90 days after his resignation as an officer/director. PCBM is currently a SEC reporting company.

     In March 2000 MAS Acquisition XX Corp. ("MAS-XX") were acquired by Starfest, Inc. ("SFST") Pursuant to the Stock Purchase Agreement, MAS Capital Inc. sold 8,250,000 shares of Common Stock of MAS-XX for $100,000.
In addition SFST agreed to pay MAS Capital Inc. 150,000 shares of common stock of SFST. Mr. Tsai currently is an affiliated shareholder SFST and will become a non-affiliated shareholder 90 days after his resignation as an officer/ director. SFST is currently a SEC reporting company.

PRIOR BLANK CHECK OFFERINGS

     Mr. Aaron Tsai was involved in a number of blank check offerings to the public, while serving as an officer and or director of following companies: On September 11, 1996, Multi Access Systems Inc. gifted 23,600 shares of its common stock in reliance on Regulation S to non-U.S. persons for the purpose of increasing the number of shareholders. On July 1, 1997
MAS Acquisition I corp. and on March 16, 1997, MAS Acquisition II Corp.,
MAS Acquisition III Corp., MAS Acquisition IV Corp., MAS Acquisition V Corp., MAS Acquisition VI Corp., MAS Acquisition VII Corp., MAS Acquisition VIII Corp., MAS Acquisition IX Corp., MAS Acquisition X Corp., MAS Acquisition XI Corp., MAS Acquisition XII Corp., MAS Acquisition XIII Corp., MAS Acquisition XIV Corp., MAS Acquisition XV Corp. and MAS Acquisition XVI Corp., each gifted 3,100 shares of its common stock, respectively, in reliance on Regulation S to non-U.S. persons for the purpose of increasing the number of shareholders. On September 30, 1998, MAS Acquisition III Corp. gifted 2,070 and MAS
Acquisition VI Corp. gifted 3,070 shares of its common stock, in reliance on Regulation S to non-U.S. persons for the purpose of increasing the number of shareholders. Other MAS Acquisition companies (Roman numerals 17 through 101) have made similar gifting of shares.

CONFLICTS OF INTEREST

     Members of the Company's management is associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in Aaron Tsai acting as officer and director of the Company. Insofar as the officer and director is engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs.

     The officer and director of the Company is and may in the future become shareholder, officer or director of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individual acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individual in the performance of his duties or otherwise. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

     The officer and director is, so long as he is officer or director of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If the Company or the companies in which the officer and director is affiliated with both desire to take advantage of an opportunity, then said officer and director would abstain from negotiating and voting upon the opportunity. However, the officer and director may still take advantage of opportunities if the Company should decline to do so. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

     Aaron Tsai, President of the Company may be compensated in form of shares of common stock of the Company upon completion of an acquisition or merger. It is possible that such compensation may become a factor in negotiations and present conflict of interest. Aaron Tsai will use his best efforts to resolve equitably any conflicts that might result during negotiations for an acquisition or merger.

     There are no agreements or understandings for Aaron Tsai to resign at the request of another person and that Aaron Tsai is not acting on behalf of or will act at the direction of any other person except at the time of the acquisition or merger and at the request of the controlling persons of the acquisition or merger candidate. The Company expects that the controlling persons of the acquisition or merger candidate will ask all of the current Officers and Directors to resign at the time of the acquisition or merger because they will become controlling persons of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE. EXECUTIVE COMPENSATION.

     The Company issued 1,250 shares of Common Stock as compensation to former directors. None of the Company's current officer and/or director received any compensation for their respective services rendered unto the Company, nor have they received such compensation in the past. Aaron Tsai has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has no funds available to pay Aaron Tsai. Further, Aaron Tsai is not accruing any compensation pursuant to any agreement with the Company.

     It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. The management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company.

     It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available.
The amount of such finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions. Aaron Tsai may receive a finders fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

     The Company may also compensate Aaron Tsai, President of the Company between 800,000 to 1,500,000 shares of Common Stock of the Company for his services in connection with completion of an acquisition or merger. The Company does not intend to compensate any other Officers and Directors of the Company or consultants in connection with completion of an acquisition or merger.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

       MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

     No public trading market currently exist for the Company's Common Stock. The Company intends to apply to have its Common Stock traded on the over-the-counter market and list on the OTC Bulletin Board. There is no assurance that the company will obtain OTC Bulletin Board listing, a trading market will ever develop or, if such a market does develop, that it will continue.

     As of the date of this prospectus, the number of holders of the Company's Common Stock was 151.

                        CERTAIN TRANSACTIONS

     There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to
Item 404 of Regulation S-B.

                       PRINCIPLE STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each Director and executive officer of the Company and (iii) by all executive officer and Directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.



-----------------------------------------------------------------------------------------------
                                  Beneficial Ownership                     Beneficial Ownership
   Beneficial Owner (1)                Prior to the                              After the
                                       Offering(1)         Number of            Offering (2)
                                  ---------------------      Shares        --------------------
                                    Number    Percent      Registered        Number   Percent

-----------------------------------------------------------------------------------------------
MAS Capital Inc.                    8,250,000   96.83%      8,250,000         0            0
1710 E. Division St.
Evansville, IN 47711

Aaron Tsai (1)                      8,250,000   96.83%      8,250,000         0            0
c/o MAS Capital Inc.
1710 E. Division St.
Evansville, IN 47711

All Directors & Officers            8,250,000   96.83%      8,250,000         0            0
as a group (1 person)
-----------------------------------------------------------------------------------------------
(1) Aaron Tsai is an officer, director and controlling person of MAS
Capital Inc., the parent company of the Company.

(2) Assuming all shares registered are sold.


                     DESCRIPTION OF SECURITIES

COMMON STOCK

     The Articles of Incorporation currently authorizes the Company to issue Eighty Million (80,000,000) shares of Common Stock at $.001 par value. Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held. As of the date of this prospectus there are 8,519,900 shares of Common Stock outstanding.

PREFERRED STOCK

     Pursuant to the Articles of Incorporation, the Company is authorized to issue Twenty Million (20,000,000) shares of Preferred Stock at $.001 par value. The Preferred Stock may be divided into Series or Classes, with special voting rights and preferences, to be established by the management of the Company upon the approval of a majority vote of the Directors of the Company. As of the date of this prospectus there are no shares of Preferred Stock outstanding.

     If the Board of Directors authorized the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of other classes of Preferred Stock or holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock and other series of Preferred Stock with respect to dividends and liquidation rights.

     Upon liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any.
All shares of the Company's Common Stock issued and outstanding are fully-paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor.

DIVIDEND POLICY

     The Company has not paid any cash dividends on its Common Stock and presently intends to continue a policy of retaining earnings, if any, for reinvestment in its business.

             SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

     This prospectus concerns the transfer by the selling security holders of an aggregate of 8,519,900 shares of common stock. The selling security holders may transfer the common stock at those prices that they are able to obtain in the market or as otherwise negotiated. In addition, the selling stockholders may transfer the shares in exchange for consideration other than cash, or for no consideration, as determined by the selling stockholders in their sole discretion. This prospectus may be used by the selling stockholders to transfer shares of the common stock to affiliates of the selling stockholders. We will receive no proceeds from the sale of common stock by the selling security holders.

     It is anticipated that the selling security holders will offer the shares in direct sales to private persons and in open market transactions. The selling security holders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the selling security holders. We believe that no selling security holders have any arrangements or agreements with any underwriters or broker/dealers to sell the shares, and they may contact various broker/dealers to identify prospective purchasers. Additionally, agents, brokers or dealers may acquire shares or interests in shares and may, from time to time, effect distributions of the shares or interests in such capacity.

     The following table sets forth the name of the selling security holders, the number of shares of common stock owned by the selling security holders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling security holders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below.


-----------------------------------------------------------------------------------------------
                                  Beneficial Ownership                     Beneficial Ownership
   Beneficial Owner                    Prior to the                               After the
                                         Offering          Number of             Offering (1)
                                  ---------------------      Shares        ---------------------
                                    Number    Percent      Registered         Number   Percent
-----------------------------------------------------------------------------------------------
MAS Capital Inc.                    8,250,000   96.83      8,250,000          0            0
-----------------------------------------------------------------------------------------------
Stanislav Nikolaevich Gemes               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Sergei Konstantinovich Afon               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Pavel Alexandrovich Sidorkin              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Stepan Alexandrovich Dybov                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Ilona Yanochevna Nerba                    250    *               250          0            0
-----------------------------------------------------------------------------------------------
Larisa Nikolaevna Timoshina               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Petrovna Timoshilova              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Anatoly Ivanovich Kim                     250    *               250          0            0
-----------------------------------------------------------------------------------------------
Nina Nikolaevna Kern                      250    *               250          0            0
-----------------------------------------------------------------------------------------------
Alexei Dmitrievich Basuk                  250    *               250          0            0
-----------------------------------------------------------------------------------------------
Vadim Alexandrovich Yuchno                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Maxim Vladimirovitch Golodnitsky          250    *               250          0            0
-----------------------------------------------------------------------------------------------
Ludmila Viktorovna Sandaluk               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Vladimir Viktorovich Knyshov              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Michael Dmitrievich Nerba                 250    *               250          0            0
-----------------------------------------------------------------------------------------------
Irina Vladimirovna Kern                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Sergei Michaelovich Nerba              50,250    *            50,250          0            0
-----------------------------------------------------------------------------------------------
Vitaly Alexandrovich Boyarkin             250    *               250          0            0
-----------------------------------------------------------------------------------------------
Victoria Vitalyevna Boyarkina             250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Alexandrovna Boyarkina            250    *               250          0            0
-----------------------------------------------------------------------------------------------
Evgeni Nikolaevich Kern                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Elena Viktorovna Dobrynina                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Alexander Nilolaevich Dobrynin            250    *               250          0            0
-----------------------------------------------------------------------------------------------
Denis Michaelovich Nevzorov               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Tatyana Alexandrovna Nevzorova            250    *               250          0            0
-----------------------------------------------------------------------------------------------
Michael Nikolaevich Nevzorov              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Olga Nikolaevna Nerba                     250    *               250          0            0
-----------------------------------------------------------------------------------------------
Tatyana Tichonovna Rumina                 250    *               250          0            0
-----------------------------------------------------------------------------------------------
Nikolai Petrovich Rumin                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Vladimir Yrevich Dobrov                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Vladimirovna Prishkolnik          250    *               250          0            0
-----------------------------------------------------------------------------------------------
Charles S. Roberson                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
David E. Carra                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
April K. Carlisle                      50,100    *            50,100          0            0
-----------------------------------------------------------------------------------------------
Rich Hemmer                            50,100    *            50,100          0            0
-----------------------------------------------------------------------------------------------
Stephen Lee                            50,100    *            50,100          0            0
-----------------------------------------------------------------------------------------------
Susan Elizabeth Cormell                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Julie Caroline Avery                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pamela Avery                              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Robert George William Avery               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Roger Thomas Sant                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor Charles Bowmer                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Robert Charles Bowmer                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Barbara Jean Ellson                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
John Peter Debney                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Emma Weight                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jean Weight                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Guevara Diaz                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
David Guevara Diaz                     50,100    *            50,100          0            0
-----------------------------------------------------------------------------------------------
Mevert Aurelio Serrano Selazco            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pablo Hernandez Gallon                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Juan Dario Hernandez Cano                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mario J. Lemoine Iragorri                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Frank Enrique Ladera Ladera               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Felipe Enrique Betancourt Garcia          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Fernandez Quintero Reinaldo Alberto       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mena Matute Mayerling Daliath             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Guevara Diaz Monica                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Jesus Guevara Diaz                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eduardo Jose Banco                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Loreto Gutierrez                100    *               100          0            0
-----------------------------------------------------------------------------------------------
Alexander Luis Barretto                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo Pedrin Vargas                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jeans Carlos Herrera                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
David Curbenos Garcia                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Pablo Gutierrez Moreno              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Julio Cesar Rodriguez Revette             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Neil Alberto Alcala Bello                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor Jose Monillo                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Angel Jose Oneca                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonel Antonio Borreso Herrera            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Alberto Armas                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hector  Jose  Alvarez Mejias              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Vegas                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Daisy Oviedo De Lara                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mitzy Capriles De Ledezma                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rosalia Romero                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jesus Amoyo Gomez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Amadeo Leyba                              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mercedes Vargas                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Daniela  Schadendorf De Esparis           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo Velazquez                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Susana Prada De Allulli                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Pimentel Latvaa                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Esdgan Mujica                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Feliz Oletta                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Dulce Delgado                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Cristina Parra                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Nelson Jose Lara                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Nancy Montero                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Luis Enrique Oberto                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mariztza Matiozzi                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jorge Carvajal Morales                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Fernando Pereira                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Wilmer  Jose  De Abrev  Vazquez           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jacqueline  Carrasco  Gamez               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Iraida  De La Corteza  Carrasco De John   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor  Jovanny  Suarez  Valdes Pino      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Abranham Giraud L.                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pablo  Rafael  Barretto                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jhonny  Emiliano  Diaz  Pacheco           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jorge A. Briones  Torrealba               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Omar  Antonio  Morales  Mancano           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Williams Montes                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Pacheco                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Manuel Antonio Gonzalez Gonzalez          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rafael Chenubini Ocando                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Miguel Cardozo Azuaje               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Ferreira                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Brieda Aular Perez                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Henry Rossenschein                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ernesto Fernandez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Dumas Roberto Gomez Gonzalez              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Guillermo Paredes                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Dominguez                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hugo Cesar Bastidas                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Richard Tovar                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Feliz Morales Marcano                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mario Olivares Marcano                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
George Dao Dao                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Alejandro Andres H.                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Francis Carolina Maldonado Gonzalez       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo George Bastardo                  100    *               100          0            0
-----------------------------------------------------------------------------------------------
Elba Elena Diaz Acero                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Roberto Carlos Diaz                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Silio Antonio Manzanero Lariva            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eduardo Jose Crespo                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Josueismael Gomez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eduardo Palomar Lopez                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Miguel Enrique Ravelo Vouteris            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ibain Gregorio Lopez Artiaga              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Gabriel Antonio Caraballo Soto            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Edgar Jose Maldonado Garcia               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Particia Pichardo                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rafael Angel Chavez                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eric David Domingo Azaujo                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maikel Lopez  Lopez                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Gustavo Heiten Aguylar                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Alfredo Ferreira Moron             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Josefa Cheda Saavedra               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hermogenes Francisco Gil Suarez           100    *               100          0            0
-----------------------------------------------------------------------------------------------
William Rommel Montes Rojas               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Miguel Antonio Flores Vargas              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ruben Silva Boico                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ersel Susar                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jeriah D. Civlei                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
John Tsai                                 350    *               350          0            0
-----------------------------------------------------------------------------------------------
Guillermo Guevara                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Elizabeth Hudson                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Graham Bowmer                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Total                               8,519,900    100       8,519,900          0            0
-----------------------------------------------------------------------------------------------

* Less than 1%.

(1) Assuming all shares registered are sold.

     Following selling securityholders have served as Directors of the Company in the past: Charles S. Roberson, David E. Carra, April K. Carlisle, Rich Hemmer, Stephen Lee, Ersel Susar, Jeriah D. Civlei, John Tsai, Guillermo Guevara and Elizabeth Hudson.

                                LEGAL PROCEEDINGS

     The Company is not a party to any legal proceedings.


                                  LEGAL MATTERS

     Charlotte M. Liebig, Attorney-At-Law has acted as our counsel in connection with this offering, including the validity of the issuance of the shares offered under this prospectus.


                                     EXPERTS

     The financial statements of MAS Acquisition XLVI Corp. at December 31, 1999 and 1998 appearing in this Prospectus and Registration Statement have been audited by Stark Tinter & Associates, LLC, independent auditors, as stated in their respective reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                     ACCOUNTING AND FINANCIAL DISCLOSURE.

     The Company has not changed accountants since its formation and there are no disagreements with the findings of said accountants.

               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
                              CAUTIONARY STATEMENTS

     This prospectus includes "forward-looking statements". All statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations will prove to have been correct.

         Additional  statements  concerning  important  factors that could cause
actual  results  to  differ   materially  from  our  expectations   ("Cautionary
 Statements") are disclosed in the "Risk Factors" section and elsewhere in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                      FINANCIAL STATEMENTS
                                                                Page
                Report of Independent Auditors                  F-1
                Balance Sheet as of December 31, 1999           F-2
                Statements of Operations, For the
                   Years Ended December 31, 1998 and 1999 and
                   the Period From Inception (January 6, 1997)
                   to December 31, 1999                         F-3
                Statement of Changes in Stockholders' Equity
                   For the Period From (Inception) January 6,
                   1997, through December 31, 1999              F-4
                Statements of Cash Flows, For the
                   Years Ended December 31, 1998 and 1999, and
                   the Period From Inception (January 6, 1997)
                   to December 31, 1999                         F-5
		Notes to Financial Statements as of
                   December 31, 1999                            F-6

               REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
MAS Acquisition XLVI Corp.

We have audited the accompanying balance sheet of MAS Acquisition XLVI Corp. (a development stage Company) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years ended December 31, 1998 and 1999, and the period from January 6, 1997 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MAS Acquisition XLVI Corp. (a development stage Company) as of December 31, 1999, and the results of its operations, and its cash flows for each of the years ended December 31, 1998 and 1999, and the period from January 6, 1997 (date of inception) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 the Company has been in the development stage since inception. Realization of the Company's assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


                                   /s/Stark Tinter & Associates, LLC
                                      Stark Tinter & Associates, LLC
                                      Certified Public Accountants

Denver, Colorado
January 5, 2000

                 MAS Acquisition XLVI Corp.
               (A Development Stage Company)
                      Balance Sheet
                  As of December 31, 1999

                          Assets

Current assets:
  Total current assets                                       $   -

Other assets:
  Organization costs net of amortization of $54                    36
                                                             --------
     Total assets                                            $     36
                                                             ========

            Liabilities and Stockholders' Equity

Current liabilities:
  Total current liabilities                                  $    -

Stockholders' equity:
Preferred stock, $.001 par value
   20,000,000 shares authorized,
   none issued or outstanding                                     -
Common stock, $.001 par value,
   80,000,000 shares authorized,
   8,519,900 shares issued and
   outstanding                                                    111
   Deficit accumulated during the
    development stage                                             (75)
                                                             --------
     Total liabilities and stockholders' equity              $     36
                                                             ========

     Read the accompanying notes to the financial statements.

                              MAS Acquisition XLVI Corp.
                            (A Development Stage Company)
                               Statements of Operations
                For the Years Ended December 31, 1998 and 1999 and the Period From Inception (January 6, 1997) to December 31, 1999

                                                 Year             Year           Inception
                                                 Ended            Ended              to
                                               December 31,     December 31,    December 31,
                                                  1998             1999             1999

                                              ------------      -----------    ------------
Revenue                                       $     -           $    -         $    -

Costs and expenses:
 General and Administrative                           30               18             75
                                              ----------        ---------      ---------
   Net (loss)                                 $      (30)       $     (18)     $     (75)
                                              ==========        =========      =========
Per share information:

 Weighted average number
 of common shares
 outstanding - basic and fully diluted         8,512,100        8,519,825       8,512,746
                                               =========        =========       =========

 (Loss) per share - basic and fully diluted    $    (.00)       $    (.00)      $    (.00)
                                               =========        =========       =========



                Read the accompanying notes to the financial statements.

                       MAS Acquisition XLVI Corp.
                     (A Development Stage Company)
              Statement of Changes in Stockholders' Equity
       For the Period From (Inception) January 6, 1997, through
                          December 31, 1999

                                                    Deficit Accumulated
                                                         During the
                                Common Stock         Development Stage   Total
                              ----------------      -------------------  -----
                              Shares    Amount
                              ------    ------
Shares issued at inception
 for organization costs
 aggregating $90            8,500,000   $     90       $    -        $      90
Shares issued for
 services at $.001
 per share during
 January, 1997                    500          1                             1
Gift shares issued
 during March, 1997 at
 $.001 per share                7,750          8                             8
Net (loss) for the year          -          -                (27)          (27)
                            ---------   --------       ---------     ---------
Balance December 31, 1997   8,508,250         99             (27)           72
Shares issued for
 services at $.001
 per share during
 September, 1998                  750          1                             1
Gift shares issued
 during September, 1998 at
 $.001 per share               10,800         11                            11
Net (loss) for the year          -          -                (30)          (30)
                            ---------   --------       ---------     ---------
Balance December 31, 1998   8,519,800        111             (57)           54
Shares issued for
 services at $.001
 per share during
 October, 1999                    100       -                              -
Net (loss) for the year          -          -                (18)          (18)
                            ---------   --------       ---------     ---------
Balance December 31, 1999   8,519,900   $    111       $     (75)    $      36
                            =========   ========       =========     =========


     Read the accompanying notes to the financial statements.

                            MAS Acquisition XLVI Corp.
                          (A Development Stage Company)
                             Statements of Cash Flows
                For the Years Ended December 31, 1998 and 1999, and
        the Period From Inception (January 6, 1997) to December 31, 1999

                                                 Year         Year        Inception
                                                 Ended        Ended          to
                                               December 31, December 31, December 31,
                                                  1998         1999          1999
                                               -----------  -----------   ----------
Cash Flows From Operating Activities:
  Net (loss)                                    $      (30)  $      (18)  $      (75)
Adjustments to reconcile net (loss) to net cash
 provided by (used in) operating activities:
  Amortization                                          18           18           54
  Issuance of common stock for services                  1         -               2
  Gift shares issued                                    11         -              19
                                                ----------  -----------   ----------
Net cash provided by (used in)
  operations                                          -            -            -
                                                ----------  -----------   ----------
Cash flows from investing activities:
Net cash provided by (used in)
  investing activities                                -            -            -
                                                ----------  -----------   ----------
Cash flows from financing activities:
Net cash provided by (used in)
  financing activities                                -            -            -
                                                ----------  -----------   ----------
Net increase (decrease) in cash and
  cash equivalents                                    -            -            -
                                                ----------  -----------   ----------
Beginning cash and cash equivalents                   -            -            -
                                                ----------  -----------   ----------
Ending cash and cash equivalents                $     -      $     -      $     -
                                                ==========  ===========   ==========

Supplemental disclosure of cash flow information:

 Cash paid for: Income taxes                    $     -      $     -      $     -
                Interest                        $     -      $     -      $     -

Supplemental schedule of non-cash investing and financing  activities:

 Common shares issued for organization
  costs                                         $     -      $     -      $      90


     Read the accompanying notes to the financial statements.

                        MAS Acquisition XLVI Corp.
                      (A Development Stage Company)
                      Notes to Financial Statements
                         As of December 31, 1999

Note 1. SIGNIFICANT ACCOUNTING POLICIES

A. Organization

The Company was incorporated on January 6, 1997, in the State of Indiana. The Company is in the development stage and its intent is to locate suitable business ventures to acquire. The Company has had no significant business activity to date and has chosen December 31, as a year end.

B. Cash and cash equivalents

Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of less than three months.

C. Intangible assets

The cost of intangible assets is amortized using the straight line method over the estimated useful economic life (five years for organization costs). They are stated at cost less accumulated amortization. The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable.
An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified in the periods presented.

D. Net loss per share

Net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period.

E. Use of estimates

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Note 2. STOCKHOLDERS' EQUITY

At inception the Company issued 8,500,000 shares of its $.001 par value common stock to an officer as reimbursement of organization costs paid by the officer. Fair value used for this transaction of $90 is based upon the actual cost of incorporation.

                      MAS Acquisition XLVI Corp.
                    (A Development Stage Company)
                    Notes to Financial Statements
                       As of December 31, 1999
                             (Continued)

During January, 1997 the Company issued 500 shares of its $.001 par value common stock to directors as compensation valued at $1.

During March, 1997 the Company issued 7,750 shares of its common stock to foreign citizens as a gift with an aggregate fair value of $8.

During September, 1998 the Company issued 750 shares of its $.001 par value common stock to directors as compensation valued at $1.

During September, 1998 the Company issued 10,800 shares of its common stock to foreign citizens as a gift with an aggregate fair value of $11.

During October, 1999 the Company issued 100 shares of its $.001 par value common stock for services valued at $0.

Note 3. INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The deferred tax asset related to the operating loss carryforward has been fully reserved.

The Company's net operating loss carryforwards expire in 2012 through 2014.

Note 4. GOING CONCERN CONSIDERATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates the continuation of the Company as a going concern.

As discussed in Note 1 the Company is in the development stage and the realization of its assets is dependent upon its ability to meet its future financing requirements, and the success of its future operations.

Management plans include obtaining additional equity financing and the acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern.

                                     PART II
                     Information Not Required in Prospectus

Item 24.  Indemnification  of Officers  and  Directors.

     The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he/she is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Item 25. Other Expenses of Issuance and Distribution.

         SEC Filing Fee                                          $22.49
         Printing and Engraving Expenses                       1,000.00
         Legal Fees and Expenses                               1,000.00
         Accounting Fees and Expenses                          1,000.00
         Miscellaneous Expenses                                  500.00
                                                               --------
         TOTAL                                                $3,522.49
                                                              =========

         All expenses other than the S.E.C. fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

     On January 6, 1997, the Company issued 8,500,000 shares of
Common Stock to Aaron Tsai, President of the Company, for $90, which was below the par value at $.001 per common share. The
Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 8,500,000 shares of Common Stock to Aaron Tsai. On January 6, 1997, the Company issued
500 shares of Common Stock and on September 30, 1998 the Company issued 750 shares of Common Stock to former directors of the Company as compensation for their services valued at $1 and $1, respectively.
On October 1, 1999, the Company issued 100 shares of Common Stock to an individual as compensation for his service valued at $0. The
Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 500 shares and 750 shares of Common Stock to the former directors of the Company and 100 shares of Common Stock to an individual. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the Act.

     On January 6, 1997, Aaron Tsai gifted 50,000 shares of Common
Stock each to three former directors of the Company for a total of 150,000 shares of Common Stock. Aaron Tsai relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the transfer of the 150,000 shares. On January 6, 1997 and on January 31, 1998, Aaron Tsai gifted 50,000 shares of Common Stock each to two non-U.S. persons for a total of 100,000 shares of Common Stock as gift. Aaron Tsai relied on exemption provided by Regulation S of the Securities Act of 1933, as amended, for the transfer of 100,000 shares of Common Stock to these two non-U.S. persons. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the Act.

     All of the investors except one, who received securities issued in reliance on Section 4(2), are accredited investors. The Company have made available to them all corporate documents.

     On March 31, 1997, the Company completed a distribution of 7,750 shares of Common Stock to 31 non-U.S. persons as gift. On September 30, 1998 the Company completed a distribution of 10,800 shares of Common Stock to 108 non-U.S. persons as gift. The Company relied on exemption provided by Regulation S of the Securities Act of 1933, as amended, for the issuance of 7,750 shares and 10,800 shares of Common Stock to these non-U.S. persons. All of these shares are "restricted" shares as defined by Regulation S under the Securities Act of 1933, as amended (the "Act"). Most of these shares may not be offered for public sale except under Regulation S, Rule 144, or otherwise, pursuant to the Act.

     Of the 8,519,900 shares of the Company's Common Stock outstanding, 8,508,250 shares are eligible for sale in the public market, subject in the case of most of such shares to comply with the volume limitations of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

     Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act of 1933, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the "issuer safe harbor"), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the "resale safe harbor"). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is two years.

     The Company has complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that each persons is a non-U.S. person with address in a foreign country and having each persons made representation to the Company certifying that he or she is not a U.S. person and is not acquiring the Securities for the account or benefit of a U.S.
person other than persons who purchased Securities in transactions exempt from the registration requirements of the Securities Act;
and also agrees only to sell the Securities in accordance with the registration provisions of the Securities Act or an exemption therefrom, or in accordance with the provisions of the Regulation.

     Three individuals who assisted the company in the gifting of shares in reliance on Regulation S are David Guevara, Sergey Nerba and Robert Bowmer. The criteria for the selection of the giftees are that they need to be non-U.S. persons and willing to certify that they are non-U.S. persons and agree only to sell the securities in accordance with the registration provisions of the Securities Act or an exemption therefrom, or in accordance with the provisions of the Regulation.

     David Guevara, Sergey Nerba and Robert Bowmer assisted the company in gifting shares to non-U.S. persons in Venezuela, Russia and U.K., respectively. None of them received compensation for the gifting of shares. They are also giftees of shares of the company.

     The Company has obligations to ensure that any state laws are not violated through the sale and resale of its securities. Aaron Tsai, President of the Company, understood and agreed that the securities of the Company originally issued to him, currently held by MAS Capital Inc. are unregistered and restricted securities and may not be sold, transferred or otherwise disposed of unless registered or qualified under applicable state securities laws or an exemption therefrom is available.

     In a letter dated January 21, 2000, to Mr. Ken Worm, Assistant Director of OTC Compliance Unit of NASD Regulation, Inc., Mr. Richard K. Wulff, Chief of Office of Small Business Policy of the SEC indicated that under various circumstances described in the letter, Rule 144 and Section 4(1) exemptions
	are not available to the issuers, affiliates and transferees.

EXHIBITS:

Number   Description
---------------------------------------------------------------------
3.0      Articles of Incorporation (*)
3.1      By-laws (*)
5.1      Opinion Regarding Legality
23.1     Consent of Counsel
23.2     Consent of Start Tinter & Associates, LLC
27.1     Financial Data Schedule

(*) Incorporated by reference to exhibits of the Company's Registration Statement on Form 10-SB filed on January 19, 2000.

Item 28. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Evansville, State of Indiana.

                            MAS Acquisition XLVI CORP.

Date: April 8, 2000         By: /s/ Aaron Tsai
                            __________________________________
                            Aaron Tsai
                            President, Chief Executive Officer
                            Treasurer and Director


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ Aaron Tsai                           Date: April 8, 2000
----------------------------------
Aaron Tsai
President, Chief Executive Officer
Treasurer and Director

EXHIBIT 5.1

                        OPINION REGARDING LEGALITY

1. MAS Acquisition XLVI Corp. is a corporation validly existing and in good standing under the laws of the State of Indiana, and has full corporate power to own and hold its respective properties and carry on its respective business as now conducted.

2. This opinion is given in connection with the registration with the Securities and Exchange Commission (SEC) of the eight million, five hundred nineteen thousand, nine hundred (8,519,900) shares of common stock of the corporation for the proposed resale by the corporation's existing shareholders.

3. The authorized capital stock of MAS Acquisition XLVI Corp. consists of eighty million (80,000,000) shares of common stock having a par value of $.001 per share, and twenty million (20,000,000) shares of preferred stock having a par value of $.001 per share.

4. There are eight million, five hundred nineteen thousand, nine hundred (8,519,900) common shares are currently issued and outstanding. There are no preferred shares currently issued and outstanding. All of the outstanding shares of the MAS Acquisition XLVI Corp. common stock are duly authorized, validly issed, and fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the capital stock of MAS Acquisition XLVI Corp. MAS Acquisition XLVI Corp. does not hold, directly or indirectly, any outstanding, equitable, legal or beneficial interests in any corporation or other entity.

5. There are no know legal, administrative, arbitration or other proceedings or governmental investigations against MAS Acquisition XLVI Corp. which, if resolved unfavorably, would have a material adverse effect on MAS
Acquisition XLVI Corp.

EXHIBIT 23.1

                              COSENT OF COUNSEL

The undersigned consents to the use of this letter in the corporation's
Form SB-2 Registration Statement of MAS Acquisition XLVI Corp. common shares.

Date: 4/3/00
     -------

/s/ Charlotte M. Liebig
-----------------------
Charlotte M. Liebig

EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 5, 2000 relating to the financial statements of MAS Acquisition XLVI Corp. as of December 31, 1999.

                                       /s/ Stark Tinter & Associates, LLC
                                           Stark Tinter & Associates, LLC
                                           Certified Public Accountants



April 13, 2000
Denver, Colorado

[LEGEND]
This schedule contains summary financial information extracted from the Balance Sheet at December 31, 1999 (unaudited) and the Statement of Operations for the three months ended December 31, 1999 (unaudited) and is qualified in its entirety by reference to such financial statements. [/LEGEND]

[PERIOD-TYPE]                          12-MOS
[FISCAL-YEAR-END]                      DEC-31-1999
[PERIOD-END]                           DEC-31-1999
[CASH]                                 0
[SECURITIES]                           0
[RECEIVABLES]                          0
[ALLOWANCES]                           0
[INVENTORY]                            0
[CURRENT-ASSETS]                       36
[PP&E]                                 0
[DEPRECIATION]                         0
[TOTAL-ASSETS]                         36
[CURRENT-LIABILITIES]                  0
[BONDS]                                0
[PREFERRED-MANDATORY]                  0
[PREFERRED]                            0
[COMMON]                               36
[OTHER-SE]                             0
[TOTAL-LIABILITY-AND-EQUITY]           36
[SALES]                                0
[TOTAL-REVENUES]                       0
[CGS]                                  0
[TOTAL-COSTS]                          0
[OTHER-EXPENSES]                       (18)
[LOSS-PROVISION]                       0
[INTEREST-EXPENSE]                     0
[INCOME-PRETAX]                        (18)
[INCOME-TAX]                           0
[INCOME-CONTINUING]                    0
[DISCONTINUED]                         0
[EXTRAORDINARY]                        0
[CHANGES]                              0
[NET-INCOME]                           (18)
[EPS-BASIC]                          0
[EPS-DILUTED]                          0

